Exhibit 99.1
Intapp Announces Fourth Quarter and Fiscal Year 2026 Financial Results
•Fourth quarter SaaS revenue of $115.0 million, up 27% year-over-year
•Cloud annual recurring revenue (“ARR”) of $495.7 million, up 29% year-over-year
•Trailing twelve months’ cloud net revenue retention rate as of June 30, 2026 was 123%
PALO ALTO, Calif., August 4, 2026 – Intapp, Inc. (NASDAQ: INTA), the leading governed AI platform for professional firms in highly regulated industries, announced financial results for its fiscal fourth quarter and fiscal year ended June 30, 2026. Intapp also provided its outlook for the first quarter and the full fiscal year 2027.
“We are pleased to report strong fourth quarter results,” said John Hall, CEO of Intapp. “We had an exceptional year advancing our Firm AI strategy, agentic capabilities with Celeste, and unique competitive position for highly regulated firms, providing a strong foundation for continued execution as we enter into our new fiscal year.”
Fourth Quarter of Fiscal Year 2026 Financial Highlights
•SaaS revenue was $115.0 million, a 27% year-over-year increase compared to the fourth quarter of fiscal year 2025.
•Total revenue was $152.5 million, a 13% year-over-year increase compared to the fourth quarter of fiscal year 2025.
•Cloud ARR was $495.7 million as of June 30, 2026, a 29% year-over-year increase compared to Cloud ARR as of June 30, 2025. Cloud ARR represented 84% of total ARR as of June 30, 2026, compared to 79% as of June 30, 2025.
•Total ARR was $590.5 million as of June 30, 2026, a 22% year-over-year increase compared to total ARR as of June 30, 2025.
•GAAP operating loss was $(4.2) million, compared to a GAAP operating loss of $(4.2) million in the fourth quarter of fiscal year 2025.
•Non-GAAP operating income was $34.3 million, compared to a non-GAAP operating income of $21.3 million in the fourth quarter of fiscal year 2025.
•GAAP net loss was $(5.5) million, compared to a GAAP net loss of $(0.5) million in the fourth quarter of fiscal year 2025.
•Non-GAAP net income was $31.7 million, compared to a non-GAAP net income of $23.0 million in the fourth quarter of fiscal year 2025.
•GAAP net loss per share was $(0.07), compared to a GAAP net loss per share of $(0.01) in the fourth quarter of fiscal year 2025.
•Non-GAAP diluted net income per share was $0.41, compared to a non-GAAP diluted net income per share of $0.27 in the fourth quarter of fiscal year 2025.

Fiscal Year 2026 Financial Highlights
•SaaS revenue was $422.8 million, a 27% year-over-year increase compared to fiscal year 2025.
•Total revenue was $577.8 million, a 15% year-over-year increase compared to fiscal year 2025.
•GAAP operating loss was $(40.1) million, compared to a GAAP operating loss of $(27.4) million in fiscal year 2025.
•Non-GAAP operating income was $108.6 million, compared to a non-GAAP operating income of $75.6 million in fiscal year 2025.
•GAAP net loss was $(41.3) million, compared to a GAAP net loss of $(18.2) million in fiscal year 2025.
•Non-GAAP net income was $103.6 million, compared to a non-GAAP net income of $78.9 million in fiscal year 2025.
•GAAP net loss per share was $(0.52), compared to a GAAP net loss per share of $(0.23) in fiscal year 2025.
•Non-GAAP diluted net income per share was $1.27, compared to a non-GAAP diluted net income per share of $0.94 in fiscal year 2025.
•Cash and cash equivalents were $162.8 million as of June 30, 2026, compared to $313.1 million as of June 30, 2025.
•For the fiscal year ended June 30, 2026, net cash provided by operating activities was $146.8 million, compared to net cash provided by operating activities of $123.5 million for the fiscal year ended June 30, 2025.
•For the fiscal year ended June 30, 2026, we repurchased 8.4 million shares of our common stock for an aggregate amount of $275.2 million, including broker fees.
Business Highlights
•As of June 30, 2026, we served more than 1,400 clients with contracts greater than $50,000 of ARR, including 897 clients with contracts greater than $100,000 of ARR. In addition, at fiscal year ended June 30, 2026, we had 142 clients with more than $1.0 million of ARR, up from 109 such clients at the prior fiscal year end.
•We upsold and cross-sold our existing clients such that our trailing twelve months’ cloud net revenue retention rate as of June 30, 2026 was 123%.
•We announced the availability of Intapp Celeste, our agentic coworker for professional firms, advancing our Firm AI strategy by encoding firms' methods into agents, putting their proprietary data to work, while respecting the professional compliance requirements their clients and regulators expect.
•We continued to add new clients and expand existing accounts, including Am Law 100 firm BakerHostetler, advisory firm Grant Thornton UK, and software-focused private equity firm Hg.

•We continued to develop our partner ecosystem, co-selling with Microsoft on eight of our 10 largest deals in the fiscal year, and expanding our partnership with Moody's to bring credit risk, entity screening, and ownership data into Intapp Celeste.

Fiscal 2027 Outlook
	First Quarter	Fiscal Year
(in millions, except per share data)
Subscription revenue	$123.7 - $124.7	$528.7 - $532.7
Total revenue	$159.3 - $160.3	$656.5 - $660.5
Non-GAAP operating income	$33.4 - $34.4	$134.7 - $138.7
Non-GAAP diluted net income per share	$0.39 - $0.41	$1.58 - $1.62
Subscription revenue, also referred to as SaaS revenue on the condensed consolidated statements of operations for fiscal years 2026 and 2025.
The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
The information presented in this press release includes non-GAAP financial measures such as “non-GAAP operating income,” “non-GAAP net income,” and “non-GAAP diluted net income per share.” Refer to “Non-GAAP Financial Measures and Other Metrics” for a discussion of these measures and the financial tables below for reconciliations of each non-GAAP financial measure to the most directly comparable GAAP financial measure.
The guidance regarding non-GAAP operating income excludes known pre-tax charges related to estimated stock-based compensation of $35.0 million for the first quarter of fiscal year 2027 and $138.4 million for fiscal year 2027 and amortization of intangible assets of $1.9 million for the first quarter of fiscal year 2027 and $7.4 million for fiscal year 2027. The guidance regarding non-GAAP diluted net income per share excludes known pre-tax charges related to estimated stock-based compensation of $0.44 per share for the first quarter of fiscal year 2027 and $1.71 per share for fiscal year 2027 and amortization of intangible assets of $0.02 per share for the first quarter of fiscal year 2027 and $0.09 per share for fiscal year 2027. The Company has not included a quantitative reconciliation of its guidance for non-GAAP operating income and non-GAAP diluted net income per share to their most directly comparable GAAP financial measures, other than stock-based compensation and amortization of intangible assets, because certain of these reconciling items, including expenses associated with acquisition-related contingent and deferred liabilities, transaction costs, restructuring and other costs, foreign currency impact from dissolution of subsidiary, asset impairments and income tax effect of non-GAAP adjustments, could be highly variable and cannot be reasonably predicted without unreasonable effort. This is due to the inherent difficulty of forecasting the timing of certain events that have not yet occurred and are out of the Company’s control and the amounts of associated reconciling items. Please note that the unavailable reconciling items could significantly impact the Company’s GAAP operating results.
Corporate Presentation
A supplemental financial presentation and other information will be accessible through Intapp’s investor relations website at https://investors.intapp.com/.
Webcast
Intapp will host a conference call for analysts and investors on Tuesday, August 4, 2026, beginning at 2:00 p.m. PT (5:00 p.m. ET). The call will be webcast live via the “Investors” section of the Intapp company website at https://investors.intapp.com/. A replay of the call will be available through the Intapp website for 90 days.
About Intapp
Intapp is the governed AI platform for professional firms in highly regulated industries. Intapp’s vertically tailored agentic solutions are built for the specialized workflows, complex relationship networks, and professional compliance requirements of accounting, consulting, investment banking, law, private capital, and real assets firms. By applying Firm AI to core processes and data, Intapp helps partners, dealmakers, and advisors drive firm growth, manage compliance, and improve profitability.
Forward-Looking Statements
This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the first quarter and full fiscal year 2027, growth strategy, business plans and market position. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “confident,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” “expand,” “outlook” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the statements, including: our ability to continue our growth at or near historical rates; our future financial performance and ability to be profitable; the effect of global events on the U.S. and global economies, our business, our employees, our results of operations, our financial condition, demand for our products, sales and implementation cycles, and the health of our clients’ and partners’ businesses; our ability to compete in highly competitive markets, including AI products; our ability to manage the implementation of AI into our products and services and to comply with U.S. and global laws and regulations regarding AI; our ability to prevent and respond to data breaches, unauthorized access to client data or other disruptions of our solutions; our ability to effectively manage U.S. and global market and economic conditions, including inflationary pressures, economic and market downturns and volatility in the financial services industry, particularly adverse to our targeted industries; the effect on our clients of the imposition of additional tariffs, duties, or taxes, changes to existing trade agreements, and other charges or barriers to trade and any resulting impact to global stock markets, foreign currency exchange rates, and existing inflationary pressures; the length and variability of our sales cycle; our ability to attract and retain clients; our ability to attract and retain talent; our ability to manage additional complexity, burdens, and volatility in connection with our international sales and operations; the successful assimilation or integration of the businesses, technologies, services, products, personnel or operations of acquired companies; our ability to incur indebtedness in the future and the effect of conditions in credit markets; the sufficiency of our cash and cash equivalents to meet our liquidity needs; and our ability to maintain, protect, and enhance our intellectual property rights. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and any subsequent public filings. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make. Forward-looking statements speak only as of the date the statements are made and are based on information available to us at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. We assume no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.
Non-GAAP Financial Measures and Other Metrics
This press release contains the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, and non-GAAP diluted net income per share. These non-GAAP measures exclude the impact of stock-based compensation, amortization of intangible assets, expenses associated with acquisition-related contingent and deferred liabilities, transaction costs, restructuring and other costs, foreign currency impact from dissolution of subsidiary, asset impairments and the income tax effect of non-GAAP adjustments. Stock-based compensation includes the net effects of capitalization and amortization of stock-based compensation related to capitalized internal-use software costs. See below for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.
Free cash flow is a non-GAAP financial measure, and a supplemental liquidity measure that management uses to evaluate our core operating business and our ability to meet our current and future financing and investing needs. It consists of net cash provided by operating activities less cash paid for purchases of property and equipment. See below for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.
Other metrics include total ARR, Cloud ARR and Cloud net revenue retention rate. Total ARR represents the annualized recurring value of all active SaaS and on-premise license contracts at the end of a reporting period. Cloud ARR is the portion of the annualized recurring value of our active SaaS contracts at the end of a reporting period. Contracts with a term other than one year are annualized by taking the committed contract value for the current period divided by number of days in that period, then multiplying by 365. Cloud net revenue retention rate is the portion of our net revenue retention rate, which represents the net revenue retention of our SaaS contracts. We calculate Cloud net revenue retention by starting with the Cloud ARR from the cohort of all clients as of the twelve months prior to the applicable fiscal period, or prior period Cloud ARR. We then calculate the Cloud ARR from these same clients as of the current fiscal period, or current period Cloud ARR. We then divide the current period Cloud ARR by the prior period Cloud ARR to calculate the Cloud net revenue retention.
We believe these non-GAAP financial measures and metrics provide useful information to investors as they are used by management to manage the business, make planning decisions, evaluate our performance, and allocate resources and provide useful information regarding certain financial and business trends relating to our financial condition and results of operations. These non-GAAP financial measures, which may be different than similarly-titled measures used by other companies, should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
Guidance for non-GAAP financial measures excludes stock-based compensation expense, amortization of intangible assets, expenses associated with acquisition-related contingent and deferred liabilities, transaction costs, restructuring and other costs, foreign currency impact from dissolution of subsidiary, asset impairments and the income tax effect of non-GAAP adjustments. Non-GAAP diluted net income per share is calculated by dividing non-GAAP net income by the estimated diluted weighted average shares outstanding for the period.
Investor Contact
David Trone
Senior Vice President, Investor Relations
Intapp, Inc.
ir@intapp.com
Media Contact
Emily Martinez
Global Media and Communications Director
Intapp, Inc.
press@intapp.com

INTAPP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data and percentages)

	Three Months Ended June 30,		Year Ended June 30,
	2026	2025	2026	2025
Revenues:
SaaS	$114,954	$90,186	$422,803	$331,948
License	23,933	31,831	103,362	120,024
Professional services	13,646	13,022	51,640	52,148
Total revenues	152,533	135,039	577,805	504,120
Cost of revenues:
SaaS	19,283	18,207	74,383	66,714
License	1,444	1,363	5,807	6,256
Professional services	13,436	14,512	59,765	58,178
Total cost of revenues	34,163	34,082	139,955	131,148
Gross profit	118,370	100,957	437,850	372,972
Gross margin	77.6%	74.8%	75.8%	74.0%
Operating expenses:
Research and development	42,954	37,919	167,315	137,760
Sales and marketing	51,355	43,037	199,382	163,846
General and administrative	28,280	24,216	111,250	98,723
Total operating expenses	122,589	105,172	477,947	400,329
Operating loss	(4,219)	(4,215)	(40,097)	(27,357)
Interest and other income, net	53	4,615	2,861	11,219
Net (loss) income before income taxes	(4,166)	400	(37,236)	(16,138)
Income tax expense	(1,362)	(928)	(4,074)	(2,079)
Net loss	$(5,528)	$(528)	$(41,310)	$(18,217)
Net loss per share, basic and diluted	$(0.07)	$(0.01)	$(0.52)	$(0.23)
Weighted-average shares used to compute net loss per share, basic and diluted	76,640	81,281	79,618	78,710

INTAPP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	June 30, 2026	June 30, 2025
Assets
Current assets:
Cash and cash equivalents	$162,813	$313,109
Restricted cash	200	200
Accounts receivable, net	102,850	89,667
Unbilled receivables, net	10,619	19,462
Other receivables, net	3,089	5,866
Prepaid expenses	14,856	11,971
Deferred commissions, current	20,751	15,605
Total current assets	315,178	455,880
Property and equipment, net	26,964	23,157
Operating lease right-of-use assets	19,788	18,139
Goodwill	326,101	326,260
Intangible assets, net	29,001	40,699
Deferred commissions, noncurrent	25,343	20,761
Other assets	11,283	9,265
Total assets	$753,658	$894,161
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$13,617	$16,497
Accrued compensation	54,742	51,654
Accrued expenses	9,665	12,647
Deferred revenue, net	315,113	256,994
Other current liabilities	12,699	12,066
Total current liabilities	405,836	349,858
Deferred tax liabilities	757	1,716
Deferred revenue, noncurrent	2,556	2,002
Operating lease liabilities, noncurrent	15,863	16,114
Other liabilities	11,043	4,706
Total liabilities	436,055	374,396
Stockholders’ equity:
Common stock	76	82
Additional paid-in capital	1,141,116	1,025,712
Accumulated other comprehensive loss	—	(630)
Accumulated deficit	(823,589)	(505,399)
Total stockholders’ equity	317,603	519,765
Total liabilities and stockholders’ equity	$753,658	$894,161

INTAPP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended June 30,		Year Ended June 30,
	2026	2025	2026	2025
Cash Flows from Operating Activities:
Net loss	$(5,528)	$(528)	$(41,310)	$(18,217)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,847	4,680	17,764	17,672
Amortization of operating lease right-of-use assets	1,573	1,253	6,181	5,039
Accounts receivable allowances	(97)	481	1,116	1,973
Stock-based compensation	30,888	19,971	119,983	88,086
Change in fair value of contingent consideration	—	(23)	506	(1,027)
Deferred income taxes	(577)	833	(1,077)	448
Foreign currency impact from dissolution of subsidiary	—	—	799	—
Asset impairments	1,209	—	2,560	—
Other	40	53	185	389
Changes in operating assets and liabilities:
Accounts receivable	(22,300)	(30,268)	(13,531)	1,170
Unbilled receivables, current	1,438	(1,896)	8,843	(6,162)
Prepaid expenses and other assets	(307)	(1,302)	(53)	(8,003)
Deferred commissions	(5,886)	(4,412)	(9,728)	(3,716)
Accounts payable and accrued liabilities	8,290	14,683	(4,271)	13,491
Deferred revenue, net	35,855	35,335	58,673	35,327
Operating lease liabilities	(2,517)	(1,448)	(7,428)	(5,132)
Other liabilities	326	931	7,635	2,191
Net cash provided by operating activities	46,254	38,343	146,847	123,529
Cash Flows from Investing Activities:
Purchases of property and equipment	(356)	(878)	(2,140)	(1,673)
Capitalized internal-use software costs	(1,875)	(1,875)	(8,343)	(7,370)
Business combinations, net of cash acquired	—	(50,935)	(9)	(51,832)
Purchase of strategic investments	—	(2,000)	(2,990)	(2,000)
Net cash used in investing activities	(2,231)	(55,688)	(13,482)	(62,875)
Cash Flows from Financing Activities:
Proceeds from stock option exercises	1,008	4,706	10,366	40,845
Proceeds from employee stock purchase plan	1,876	2,110	4,029	4,080
Payments related to tax withholding for vested equity awards	(5,883)	—	(20,291)	—
Payments of contingent consideration and holdback associated with acquisitions	—	(1,332)	(1,669)	(3,742)
Repurchases of common stock	(25,022)	—	(275,168)	—
Net cash (used in) provided by financing activities	(28,021)	5,484	(282,733)	41,183
Effect of foreign currency exchange rate changes on cash and cash equivalents	(12)	1,764	(928)	2,902
Net increase (decrease) in cash, cash equivalents and restricted cash	15,990	(10,097)	(150,296)	104,739
Cash, cash equivalents and restricted cash - beginning of period	147,023	323,406	313,309	208,570
Cash, cash equivalents and restricted cash - end of period	$163,013	$313,309	$163,013	$313,309

INTAPP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share data and percentages)
The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:
Non-GAAP Gross Profit

	Three Months Ended June 30,		Year Ended June 30,
	2026	2025	2026	2025
GAAP gross profit	$118,370	$100,957	$437,850	$372,972
Adjusted to exclude the following:
Stock-based compensation	1,869	2,356	9,552	9,909
Amortization of intangible assets	861	1,952	5,993	6,541
Restructuring and other costs (1)	(4)	21	209	123
Non-GAAP gross profit	$121,096	$105,286	$453,604	$389,545
Non-GAAP gross margin	79.4%	78.0%	78.5%	77.3%

Non-GAAP Operating Expenses

	Three Months Ended June 30,		Year Ended June 30,
	2026	2025	2026	2025
GAAP research and development	$42,954	$37,919	$167,315	$137,760
Stock-based compensation	(9,796)	(6,504)	(36,281)	(24,309)
Expenses associated with acquisition-related contingent and deferred liabilities (2)	(551)	(754)	(3,246)	(754)
Restructuring and other costs (1)	(2,747)	(375)	(6,665)	(546)
Non-GAAP research and development	$29,860	$30,286	$121,123	$112,151

GAAP sales and marketing	$51,355	$43,037	$199,382	$163,846
Stock-based compensation	(9,437)	(5,320)	(35,641)	(24,557)
Amortization of intangible assets	(1,088)	(1,122)	(4,391)	(4,696)
Expenses associated with acquisition-related contingent and deferred liabilities (2)	(554)	(754)	(3,248)	(754)
Restructuring and other costs (1)	(73)	(41)	(146)	(129)
Non-GAAP sales and marketing	$40,203	$35,800	$155,956	$133,710

GAAP general and administrative	$28,280	$24,216	$111,250	$98,723
Stock-based compensation	(9,786)	(5,791)	(38,509)	(29,311)
Amortization of intangible assets	(29)	(128)	(199)	(616)
Expenses associated with acquisition-related contingent and deferred liabilities (2)	(24)	23	(586)	1,027
Transaction costs (3)	(312)	(297)	(936)	(1,355)
Restructuring and other costs (1)	(178)	(111)	(546)	(347)
Asset impairments (4)	(1,218)	—	(2,569)	—
Non-GAAP general and administrative	$16,733	$17,912	$67,905	$68,121
Non-GAAP Operating Income

	Three Months Ended June 30,		Year Ended June 30,
	2026	2025	2026	2025
GAAP operating loss	$(4,219)	$(4,215)	$(40,097)	$(27,357)
Adjusted to exclude the following:
Stock-based compensation	30,888	19,971	119,983	88,086
Amortization of intangible assets	1,978	3,202	10,583	11,853
Expenses associated with acquisition-related contingent and deferred liabilities (2)	1,129	1,485	7,080	481
Transaction costs (3)	312	297	936	1,355
Restructuring and other costs (1)	2,994	548	7,566	1,145
Asset impairments (4)	1,218	—	2,569	—
Non-GAAP operating income	$34,300	$21,288	$108,620	$75,563

Non-GAAP Net Income

	Three Months Ended June 30,		Year Ended June 30,
	2026	2025	2026	2025
GAAP net loss	$(5,528)	$(528)	$(41,310)	$(18,217)
Adjusted to exclude the following:
Stock-based compensation	30,888	19,971	119,983	88,086
Amortization of intangible assets	1,978	3,202	10,583	11,853
Expenses associated with acquisition-related contingent and deferred liabilities (2)	1,129	1,485	7,080	481
Transaction costs (3)	312	297	936	1,355
Restructuring and other costs (1)	2,994	548	7,566	1,145
Foreign currency impact from dissolution of subsidiary	—	—	799	—
Asset impairments (4)	1,218	—	2,569	—
Income tax effect of non-GAAP adjustments	(1,330)	(1,929)	(4,649)	(5,762)
Non-GAAP net income	$31,661	$23,046	$103,557	$78,941

GAAP net loss per share, basic and diluted	$(0.07)	$(0.01)	$(0.52)	$(0.23)
Non-GAAP net income per share, diluted	$0.41	$0.27	$1.27	$0.94

Weighted-average shares used to compute GAAP net loss per share, basic and diluted	76,640	81,281	79,618	78,710
Weighted-average shares used to compute non-GAAP net income per share, diluted	77,957	84,984	81,534	83,832
Free Cash Flow

	Year Ended June 30,
	2026	2025
Net cash provided by operating activities	$146,847	$123,529
Adjusted for the following cash outlay:
Purchases of property and equipment	(2,140)	(1,673)
Free cash flow	$144,707	$121,856
(1)Consists of employee severance and related benefits and other costs primarily in connection with deferred consideration and contingent consideration as a result of acceleration and waiver of certain service and performance conditions. This also consists of reclassification of outstanding prior year accrual that was previously not included as a non-GAAP adjustment.
(2) Consists of incremental costs, which may include, fair value adjustments on contingent liabilities and compensation expenses related to compensation arrangements entered into concurrent with the closing of an acquisition that will become payable, if at all, only upon the achievement of certain performance milestones.
(3) Consists of costs related to a legal settlement incurred in connection with an acquisition, acquisition-related transaction costs and acquisition termination costs.
(4) Consists of impairment costs related to capitalized cloud computing implementation costs from our digital transformation initiative and certain trade name intangible assets in connection with strategic rebranding initiatives.